EX 99-1

The interim financial statements of Southern Indiana Gas and Electric Company (SIGECO, Vectren South, or the Company) included below have been prepared without audit. The Company believes that the information in these interim financial statements reflects all adjustments necessary to fairly state the results of the periods reported. These interim financial statements should be read in conjunction with the Company's audited annual financial statements for the year ended December 31, 2003. Additional information on the Company's material commitments and contingencies and rate and regulatory matters are updated in quarterly reports on Form 10-Q filed by Vectren Corporation (Vectren) and Vectren Utility Holdings, Inc. (VUHI), the parent companies of SIGECO. Vectren and VUHI make available their Securities and Exchange Commission filings and recent annual reports free of charge through Vectren's website at www.vectren.com. Because of the seasonal nature of the Company's utility operations, the results shown on a quarterly basis are not necessarily indicative of annual results.

                              FREQUENTLY USED TERMS

MCF/MMCF/BCF: thousands/millions/       MWh/GWh: megawatt hours/thousands
  billions of cubic feet                  of megawatt hours (gigawatt hours)
MDth/MMDth: thousands/millions of       NOx: nitrogen oxide
  dekatherms
MMBTU: millions of British thermal      USEPA: United States Environmental
  units                                   Protection Agency
MW: megawatts                           Throughput: combined gas sales and gas
                                          transportation volumes

FINANCIAL INFORMATION


                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                            CONDENSED BALANCE SHEETS
                           (Unaudited - In thousands)


-------------------------------------------------------------------------------
                                                 June 30,          December 31,
                                                   2004                2003
-------------------------------------------------------------------------------
                ASSETS
Utility Plant
  Original cost                                $1,721,296          $1,659,527
  Less:  accumulated depreciation &
      amortization                                742,483             719,787
-------------------------------------------------------------------------------
     Net utility plant                            978,813             939,740
-------------------------------------------------------------------------------

Current Assets
  Cash & cash equivalents                           4,338               3,675
  Accounts receivable-less reserves of
     $1,484 & $1,202, respectively                 38,136              38,817
  Receivables due from other Vectren
     companies                                         35                  76
  Accrued unbilled revenues                        23,266              28,162
  Inventories                                      38,452              37,214
  Recoverable fuel & natural gas costs              2,402               3,900
  Prepayments & other current assets               21,105               4,875
-------------------------------------------------------------------------------
     Total current assets                         127,734             116,719
-------------------------------------------------------------------------------

Investment in unconsolidated affiliates               150                 150
Other investments                                  10,361              10,474
Non-utility property-net                           3,668               3,769
Goodwill                                            5,557               5,557
Regulatory assets                                  50,723              54,625
Other assets                                            -                 688
-------------------------------------------------------------------------------
TOTAL ASSETS                                   $1,177,006          $1,131,722
===============================================================================

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                            CONDENSED BALANCE SHEETS
                           (Unaudited - In thousands)


-------------------------------------------------------------------------------
                                                  June 30,         December 31,
                                                    2004              2003
-------------------------------------------------------------------------------
      LIABILITIES & SHAREHOLDER'S EQUITY

Capitalization
  Common Shareholder's Equity
     Common stock (no par value)                $  128,258         $  128,258
     Retained earnings                             259,657            266,911
-------------------------------------------------------------------------------
        Total common shareholder's equity          387,915            395,169
-------------------------------------------------------------------------------

  Cumulative, redeemable preferred stock               112                228
  Long-term debt payable to third parties-
      net of current maturities & debt
      subject to tender                            193,656            216,330
  Long-term debt payable to VUHI                   148,484            148,484
-------------------------------------------------------------------------------
        Total capitalization                       730,167            760,211
-------------------------------------------------------------------------------

Current Liabilities
  Accounts payable                                  19,612             18,437
  Accounts payable to affiliated companies           8,830              8,312
  Payables to other Vectren companies               12,246             11,456
  Accrued liabilities                               40,042             38,619
  Short-term borrowings                                  -                830
  Short-term borrowings payable to VUHI            124,243             82,929
  Current maturities of long-term debt              32,775                  -
  Long-term debt subject to tender                       -              9,975
-------------------------------------------------------------------------------
        Total current liabilities                  237,748            170,558
-------------------------------------------------------------------------------

Deferred Income Taxes & Other Liabilities
  Deferred income taxes                            116,267            109,951
  Regulatory liabilities & other removal
     costs                                          49,873             48,153
  Deferred credits & other liabilities              42,951             42,849
-------------------------------------------------------------------------------
        Total deferred credits & other
          liabilities                              209,091            200,953
-------------------------------------------------------------------------------

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY        $1,177,006         $1,131,722
===============================================================================

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                         CONDENSED STATEMENTS OF INCOME
                           (Unaudited - In thousands)


--------------------------------------------------------------------------------------
                                             Three Months             Six Months
                                            Ended June 30,          Ended June 30,
                                           2004        2003        2004        2003
--------------------------------------------------------------------------------------
OPERATING REVENUES
  Electric utility                      $ 89,061    $ 75,170     $177,858    $158,711
  Gas utility                             15,560      14,430       63,567      65,957
--------------------------------------------------------------------------------------
     Total operating revenues            104,621      89,600      241,425     224,668
--------------------------------------------------------------------------------------
COST OF OPERATING REVENUES
  Fuel for electric generation            23,777      20,560       46,637      41,311
  Purchased electric energy                6,777       3,753       11,234       8,333
  Cost of gas sold                         9,948       8,603       47,763      50,014
--------------------------------------------------------------------------------------
     Total cost of operating revenues     40,502      32,916      105,634      99,658
--------------------------------------------------------------------------------------
TOTAL OPERATING MARGIN                    64,119      56,684      135,791     125,010
OPERATING EXPENSES
  Other operating                         30,206      26,756       60,197      52,712
  Depreciation & amortization             13,185      11,698       29,706      23,274
  Income taxes                             4,955       2,778       11,301      12,400
  Taxes other than income taxes            3,050       2,672        6,555       5,959
--------------------------------------------------------------------------------------
     Total operating expenses             51,396      43,904      107,759      94,345
--------------------------------------------------------------------------------------
OPERATING INCOME                          12,723      12,780       28,032      30,665
Other income-net                             760         472        1,722       1,162
Interest expense                           6,260       6,255       12,485      12,382
--------------------------------------------------------------------------------------
NET INCOME                                 7,223       6,997       17,269      19,445
--------------------------------------------------------------------------------------
Preferred stock dividends                      2           5            9          14
--------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON
    SHAREHOLDER                         $  7,221    $  6,992     $ 17,260    $ 19,431
======================================================================================

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                       CONDENSED STATEMENTS OF CASH FLOWS
                            (Unaudited-In thousands)

                                                  Six Months Ended June 30
----------------------------------------------------------------------------
                                                     2004            2003
----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES              $ 50,181        $ 50,198
----------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Requirements for:
     Dividends to parent                           (24,514)        (10,919)
     Redemption of preferred stock                    (116)           (116)
     Dividends on preferred stock                       (2)             (9)
  Net change in short-term borrowings               40,484          (6,704)
----------------------------------------------------------------------------
     Net cash flows from financing activities       15,852         (17,748)
----------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Requirements for capital expenditures,
        excluding AFUDC equity                     (65,440)        (28,896)
----------------------------------------------------------------------------
     Net cash flows from investing activities      (65,440)        (28,896)
----------------------------------------------------------------------------
Net increase in cash & cash equivalents                593           3,554
Cash & cash equivalents at beginning of period       3,675           2,145
----------------------------------------------------------------------------
Cash & cash equivalents at end of period          $  4,268        $  5,699
============================================================================

SEGMENT INFORMATION

Information related to the Company's business segments is summarized below:

-------------------------------------------------------------------------------
                                       Three Months             Six Months
                                      Ended June 30,          Ended June 30,
(In thousands)                        2004       2003        2004        2003
-------------------------------------------------------------------------------
Revenues
  Electric Utility Services        $ 89,061    $75,170     $177,858    $158,711
  Gas Utility Services               15,560     14,430       63,567      65,957
-------------------------------------------------------------------------------
     Total Revenues                $104,621    $89,600     $241,425    $224,668
===============================================================================

Profitability Measure
  Operating Income
     Electric Utility Services     $ 13,155    $12,151     $ 26,502    $ 27,682
     Gas Utility Services              (432)       629        1,530       2,983
-------------------------------------------------------------------------------
         Total Operating Income    $ 12,723    $12,780     $ 28,032    $ 30,665
===============================================================================

RESULTS OF OPERATIONS


                   EXECUTIVE SUMMARY OF RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the unaudited condensed financial statements and notes thereto and the quarterly reports filed on Form 10-Q of both Vectren and VUHI.

Earnings for the second quarter of 2004 were $7.2 million compared to $6.9 million for the same quarter last year. The $0.3 million increase was primarily due to the return on additional NOx related environmental expenditures and weather, offset by results from wholesale power activities and increased maintenance costs. Earnings were $17.3 million for the six months ended June 30, 2004, compared to $19.4 million in the prior year. The $2.1 million decrease was primarily due to lower margins from wholesale power activities and increased maintenance costs. This decrease was partially offset by the return on additional NOx related expenditures and increased electric customer usage. The Company estimates that weather favorably impacted second quarter earnings by approximately $2.4 million after tax and year-to-date results by $1.5 million after tax.

The Company generates revenue primarily from the delivery of natural gas and electric service to its customers. The primary source of cash flow results from the collection of customer bills and the payment for goods and services procured for the delivery of gas and electric services. The results are impacted by weather patterns in its service territory and general economic conditions both in its service territory as well as nationally.

Vectren has in place a disclosure committee that consists of senior management as well as financial management. The committee is actively involved in the preparation and review of SIGECO's parent companies' SEC filings.

SIGNIFICANT FLUCTUATIONS

Margin

Margin generated from the sale of natural gas and electricity to small customers (generally residential and commercial customers) is seasonal and impacted by weather patterns in its service territory. Margin generated from sales to large customers (generally industrial and other contract and firm wholesale customers) is impacted by overall economic conditions. Margin is also impacted by the collection of state mandated taxes which fluctuate with gas costs and also some level of price sensitive fluctuation in volumes sold. Electric generating asset optimization activities are primarily affected by market conditions, the level of excess generating capacity, and electric transmission availability. Following is a discussion and analysis of margin generated from regulated utility operations.

Electric Utility Margin (Electric Utility Revenues less Fuel for Electric Generation and Purchased Electric Energy)

Electric Utility margin by revenue type follows:

                                           Three Months           Six Months
                                          Ended June 30,        Ended June 30,
                                       ------------------    -------------------
(In thousands)                           2004       2003        2004       2003
--------------------------------------------------------------------------------

Residential & commercial             $40,199    $29,440    $  75,663    $ 62,734
Industrial                            15,770     12,791       30,216      25,126
Municipalities & other                 4,277      4,640        8,808       9,083
--------------------------------------------------------------------------------
   Total retail & firm wholesale      60,246     46,871      114,687      96,943
Asset optimization                    (1,739)     3,986        5,300      12,124
--------------------------------------------------------------------------------
     Total electric utility margin   $58,507    $50,857     $119,987    $109,067
================================================================================

Retail & Firm Wholesale Margin

Electric retail and firm wholesale utility margins were $60.2 million and $114.7 million for the three and six months ended June 30, 2004. This represents an increase over the same period last year of $13.4 million and $17.7 million, respectively. Margins increased $3.9 million quarter over quarter and $7.6 million for the six month periods due to an increase in retail electric rates related to the recovery of NOx related expenditures. Excluding the effects of NOx recovery, margins from industrial customers increased $1.8 million for the quarter and $2.8 million for the year to date over 2003, which reflects some economic recovery. Margin from small customers (excluding the effects of NOx) increased over $8 million for both the quarter and year to date due to weather and increased usage. Weather for the quarter was 20% warmer than normal and 111% warmer than last year. Weather for the six months was also 20% warmer than normal and 114% warmer than last year. The estimated increase in margin due to weather was $4.0 million and $3.3 million for the three and six month periods, respectively, compared to the prior year. Due to the above factors, volumes sold increased 9% to 3.1 GWh for the six months ended June 30, 2004, compared to 2.8 GWh in 2003.

Margin from Asset Optimization Activities

Periodically, generation capacity is in excess of that needed to serve native load and firm wholesale customers. The Company markets this unutilized capacity to optimize the return on its owned generation assets. Substantially all of these contracts are integrated with portfolio requirements around power supply and delivery and are short-term purchase and sale transactions that expose the Company to limited market risk.

         Following is a reconciliation of asset optimization activity:

                                            Three Months             Six Months
                                           Ended June 30,          Ended June 30,
                                        --------------------    --------------------
(In thousands)                            2004        2003        2004        2003
------------------------------------------------------------------------------------
Beginning of Period Net Asset
     Optimization Position              $ 3,388     $  (363)    $  (424)   $   (718)

Statement of Income Activity
   Net mark-to-market (losses) gains     (2,066)        (54)        773         869
   Net realized gains recognized            327       4,040       4,527      11,255
------------------------------------------------------------------------------------
     Asset optimization margin           (1,739)      3,986       5,300      12,124
------------------------------------------------------------------------------------
Net cash paid (received) & other
       adjustments                          532      (3,584)     (2,695)    (11,367)
------------------------------------------------------------------------------------
End of Period Net Asset
     Optimization Position              $ 2,181     $    39     $ 2,181    $     39
====================================================================================

Net wholesale margins declined $5.7 million and $6.8 million for the three and six month periods as compared to last year. The decrease in margin both for the quarter and year-to-date is due largely to less excess capacity. Increases in demand by native load customers and scheduled outages of owned generation related to the installation of environmental compliance equipment reduced the availability of excess power, lowering wholesale margins.

Following is information regarding asset optimization activities included in Electric utility revenues and Fuel for electric generation in the Statements of
Income:

                                           Three Months              Six Months
                                          Ended June 30,           Ended June 30,
                                       --------------------    ---------------------
In thousands)                            2004         2003        2004        2003
------------------------------------------------------------------------------------
Activity related to:
  Sales contracts                      $ 30,800    $ 21,006    $ 42,710    $ 68,243
  Purchase contracts                    (28,108)    (14,982)    (34,113)    (51,723)
  Net mark-to-market (losses) gains      (2,066)        (54)        773         869
------------------------------------------------------------------------------------
  Net asset optimization revenue            626       5,970       9,370      17,389
------------------------------------------------------------------------------------
  Fuel for electric generation            2,365       1,984       4,070       5,265
------------------------------------------------------------------------------------
        Asset optimization margin      $ (1,739)   $  3,986    $  5,300    $ 12,124
====================================================================================

Gas Utility Margin (Gas Utility Revenues less Cost of Gas Sold)

Gas Utility margin and throughput by customer type follows:

                                         Three Months           Six Months
                                        Ended June 30,        Ended June 30,
                                       ----------------    -------------------
(In thousands)                          2004      2003       2004        2003
---------------------------------------------------- --------------------------

   Residential & commercial            $4,330    $4,783    $12,769     $13,110
   Contract                               940       820      2,217       2,368
   Other                                  342       224        818         465
-------------------------------------------------------------------------------
      Total gas utility margin         $5,612    $5,827    $15,804     $15,943
===============================================================================

Volumes in MDth:
   Sold to residential & commercial
       customers                        1,241     1,425      7,144       7,976
   Sold & transported to contract
       customers                        4,415     4,185      9,682      10,109
-------------------------------------------------------------------------------
      Total throughput                  5,656     5,610     16,826      18,085
===============================================================================

Gas utility margins were $5.6 million and $15.8 million for the three and six months ended June 30, 2004 and generally unchanged from the prior year. Year-to-date heating weather was 5% warmer than normal and 11% warmer than last year, causing a decline in margin of $0.7 million compared to the six months ended June 30, 2003. Gas sold and transported volumes were 7% less in the six months ended June 30, 2004, compared to the prior year. The decreased throughput was primarily attributable to weather and partially offset by customer growth and a 5% increase in volumes for contract customers for the second quarter 2004 compared to 2003. The average cost per dekatherm of gas purchased for the six months ended June 30, 2004, was $6.00 compared to $5.90 in 2003.

OPERATING EXPENSES

Other operating

For the three and six months ended June 30, 2004, other operating expenses increased $3.5 million and $7.5 million, respectively, compared to 2003. For the quarter and year-to-date, additional NOx related operating expenses were $1.6 million and $2.2 million, respectively. For the quarter and year-to-date, maintenance increases were $1.7 million and $2.0 million, respectively, due primarily to planned turbine maintenance. Both the quarterly and year-to-date periods are also affected by higher labor and benefit costs and increased corporate charges for use of assets. Year-to-date bad debt expense is $0.8 million higher than the prior year.

Depreciation & amortization

For the three and six months ended June 30, 2004, depreciation and amortization expenses increased $1.5 million and $6.4 million, respectively, compared to 2003. For the quarter and year-to-date, additional NOx related depreciation was $0.6 million and $1.9 million, respectively. The year-to-date increase also includes $3.6 million of additional depreciation resulting from a true-up of demand side management amortization to existing regulatory orders recorded in the first quarter of 2004. Remaining increases are primarily due to normal additions to utility plant.

Taxes other than income taxes

For the three and six months ended June 30, 2004, taxes other than income taxes increased $0.4 million and $0.6 million, respectively, compared to 2003. The quarter and year-to-date increases are primarily attributable to higher utility receipts taxes on higher electric sales, compared to the prior year.

Income Taxes

For the three months ended June 30, 2004, income taxes increased $2.2 million compared to 2003, and year-to-date have decreased $1.1 million, primarily due to fluctuation in income before taxes.

Total Other Income-Net

For the three and six months ended June 30, 2004, total other income (expense) increased $0.3 million and $0.6 million, respectively, compared to 2003. The increase was primarily attributable to charges in the second quarter of 2003 associated with the Culley settlement with the USEPA totaling $0.6 million.

SELECTED ELECTRIC OPERATING STATISTICS

                               Three Months                Six Months              Twelve Months
                               Ended June 30,            Ended June 30,            Ended June 30,
                          -----------------------   -----------------------   -----------------------
                              2004         2003         2004         2003        2004         2003
OPERATING REVENUES (In thousands):
   Residential            $   29,703   $   20,401   $   57,197   $   46,397   $  116,181   $  108,017
   Commercial                 24,307       18,716       44,443       37,481       89,230       80,410
   Industrial                 27,586       23,449       53,104       44,500      101,350       91,823
   Misc. Revenue                 857        1,449        2,322        2,936        6,571        5,436
                          ---------------------------------------------------------------------------
    Total System              82,453       64,015      157,066      131,314      313,332      285,686
                          -------------------------------------------------------------- ------------
   Municipals                  5,982        5,185       11,421       10,008       22,947       21,331
   Other Wholesale               626        5,970        9,371       17,389       18,562       32,900
                          --------------------------------------------------------------- -----------
                          $   89,061   $   75,170   $  177,858   $  158,711   $  354,841   $  339,917
                          ===========================================================================

MARGIN (In thousands):
   Residential            $   23,181   $   16,110   $   44,236   $   35,891   $   90,295   $   84,708
   Commercial                 17,018       13,330       31,427       26,843       63,694       58,476
   Industrial                 15,770       12,791       30,216       25,126       58,623       54,121
   Misc. Revenue                 825        1,428        2,254        2,857        6,457        5,278
                          ---------------------------------------------------------------------------
    Total System              56,794       43,659      108,133       90,717      219,069      202,583
                          ---------------------------------------------------------------------------
   Municipals                  3,452        3,212        6,554        6,226       13,443       12,682
   Other Wholesale            (1,739)       3,986        5,300       12,124       11,453       21,712
                          ------------ --------------------------------------------------------------
                          $   58,507   $   50,857   $  119,987   $  109,067   $  243,965   $  236,977
                          ===========================================================================

ELECTRIC SALES (In MWh):
   Residential               362,713      261,504      740,263      656,319    1,525,650    1,543,253
   Commercial                397,388      328,998      728,331      662,844    1,487,614    1,448,478
   Industrial                642,456      651,770    1,277,725    1,205,681    2,488,929    2,493,342
   Misc. Sales                 2,791        4,235        6,452        9,349       14,313       18,998
                          ---------------------------------------------------------------------------
    Total System           1,405,348    1,246,507    2,752,771    2,534,193    5,516,506    5,504,071
                          ---------------------------------------------------------------------------
   Municipals                157,985      145,936      310,212      279,748      631,388      606,836
   Other Wholesale           593,800      576,700    1,105,114    2,025,050    3,385,254    7,100,763
                          ---------------------------------------------------------------------------
                           2,157,133    1,969,143    4,168,097    4,838,991    9,533,148   13,211,670
                          ===========================================================================

AVERAGE CUSTOMERS:
   Residential               117,994      116,719      118,121      116,887      117,697      116,654
   Commercial                 17,044       16,975       17,042       16,955       17,026       16,948
   Industrial                    154          177          155          177          157          175
   All others                     21           21           21           21           21           22
                          ---------------------------------------------------------------------------
                             135,213      133,892      135,339      134,040      134,901      133,799
                          ===========================================================================
WEATHER AS A % OF NORMAL:
   Cooling Degree Days          120%         57%         120%           56%         101%         104%
   Heating Degree Days           93%        105%          95%          106%          93%         107%

SELECTED GAS OPERATING STATISTICS

                               Three Months              Six Months            Twelve Months
                               Ended June 30,          Ended June 30,          Ended June 30,
                            --------------------    --------------------    -------------------
                              2004        2003       2004        2003        2004       2003
OPERATING REVENUES (In Thousands):
   Residential              $  9,303    $  9,048    $ 41,729    $ 43,601    $ 65,974   $ 68,879
   Commercial                  4,232       3,873      16,916      17,671      27,713     27,510
   Contract                    1,688       1,305       4,132       4,261       5,416      5,556
   Misc. Revenue                 338         205         790         424       1,243      1,634
                            -------------------------------------------------------------------
                            $ 15,561    $ 14,431    $ 63,567    $ 65,957    $100,346   $103,579
                            ===================================================================

MARGIN (In thousands):
   Residential              $  3,430    $  3,863    $  9,960    $ 10,311    $ 18,639   $ 19,710
   Commercial                    900         920       2,809       2,799       5,377      5,263
   Contract                      940         820       2,217       2,368       3,873      4,310
   Misc. Revenue                 342         224         818         465       1,283        845
                            -------------------------------------------------------------------
                            $  5,612    $  5,827    $ 15,804    $ 15,943    $ 29,172   $ 30,128
                            ===================================================================

GAS SOLD & TRANSPORTED
(In MDth):
   Residential                   799         898       4,996       5,495       7,956      9,350
   Commercial                    442         527       2,148       2,481       3,707      4,300
   Contract                    4,415       4,185       9,682      10,109      18,625     19,692
                            -------------------------------------------------------------------
                               5,656       5,610      16,826      18,085      30,288     33,342
                            ===================================================================

AVERAGE CUSTOMERS:
   Residential               100,038      99,562     100,747     100,347     100,276    100,172
   Commercial                  9,944       9,984      10,027      10,072       9,999     10,052
   Contract                      156         213         157         214         162        210
                            -------------------------------------------------------------------
                             110,138     109,759     110,931     110,633     110,437    110,434
                            ===================================================================

WEATHER AS A % OF NORMAL:
   Heating Degree Days           93%        105%         95%        106%         93%       107%